Exhibit (a)(16)

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

ARTICLES OF AMENDMENT

THE UNIVERSAL INSTITUTIONAL FUNDS, INC., a Maryland corporation (the “Corporation”), having its principal place of business at 1221 Avenue of the Americas, New York, New York 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland (the “Department”) that:

FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

SECOND: The Corporation desires to, and does hereby, amend its Articles of Incorporation, as amended and supplemented and as currently in effect (the “Charter”) pursuant to Section 2-309(e) of the Maryland General Corporation Law (the “MGCL”) to effect a reverse stock split of the issued and outstanding shares of High Yield Portfolio Class I Common Stock such that: (i) every two (2) shares of High Yield Portfolio Class I Common Stock of the Corporation, par value $0.001 per share, which are issued and outstanding immediately prior to the time at which these Articles of Amendment become effective (the “Effective Time”) shall, at the Effective Time, be combined and changed into one (1) issued and outstanding share of High Yield Portfolio Class I of Common Stock of the Corporation, par value $0.002 per share; (ii) fractional shares of High Yield Portfolio Class I Common Stock of the Corporation, par value $0.002 per share, resulting from such combination and change (involving less than two (2) shares of such class of Common Stock) will be and remain issued and outstanding following the Effective Time; (iii) shares of High Yield Portfolio Class I Common Stock of the Corporation representing the difference between the number of shares of such class issued and outstanding immediately prior to the Effective Time and the number of shares of such class issued and outstanding immediately following the Effective Time, shall be and become authorized and unissued shares of such class having a par value of $0.002 per share; and (iv) immediately upon the Effective Time, each certificate representing shares of the High Yield Portfolio Class I Common Stock of the Corporation will continue to be valid but will be deemed for all corporate purposes after the Effective Time, until such certificate is surrendered in accordance with procedures established by the Corporation, to evidence ownership of the appropriately reduced number of shares of such class of Common Stock of the Corporation and upon proper surrender of such certificates, new certificates representing the appropriate number of shares (including fractional shares) of such class of Common Stock after the combination and change described above will be issued by the Corporation. The reverse stock split described in this Article SECOND will not affect any class or series of stock of the Corporation other than High Yield Portfolio Class I Common Stock.

THIRD: The Corporation desires to and does hereby further amend its Charter pursuant to Section 2-605 of the MGCL to change the par value of each authorized share of High Yield Portfolio Class I Common Stock and High Yield Portfolio Class II Common Stock from $0.001 per share to $0.002 per share, effective as of the Effective Time.

FOURTH: As of immediately before the reverse stock split described in Article SECOND and the change in the par value per share of the authorized shares of High Yield

Portfolio Class I Common Stock and High Yield Portfolio Class II Common Stock described in Article THIRD, the total number of shares of stock of all classes that the Corporation had authority to issue was twenty-six billion (26,000,000,000) shares of Common Stock, having an aggregate par value of twenty-six million dollars ($26,000,000.00) and designated and classified in the following portfolios and classes:

NAME OF CLASS	NUMBER OF SHARES OF COMMON STOCK CLASSIFIED AND ALLOCATED
Money Market Portfolio Class I	1,000,000,000 shares
Money Market Portfolio Class II	1,000,000,000 shares
Fixed Income Portfolio Class I	500,000,000 shares
Fixed Income Portfolio Class II	500,000,000 shares
High Yield Portfolio Class I	500,000,000 shares
High Yield Portfolio Class II	500,000,000 shares
International Fixed Income Portfolio Class I	500,000,000 shares
International Fixed Income Portfolio Class II	500,000,000 shares
Emerging Markets Debt Portfolio Class I	500,000,000 shares
Emerging Markets Debt Portfolio Class II	500,000,000 shares
Balanced Portfolio Class I	500,000,000 shares
Balanced Portfolio Class II	500,000,000 shares
Multi-Asset-Class Portfolio Class I	500,000,000 shares
Multi-Asset-Class Portfolio Class II	500,000,000 shares
Equity Growth Portfolio Class I	500,000,000 shares
Equity Growth Portfolio Class II	500,000,000 shares
Value Portfolio Class I	500,000,000 shares
Value Portfolio Class II	500,000,000 shares
Core Equity Portfolio Class I	500,000,000 shares
Core Equity Portfolio Class II	500,000,000 shares
Mid Cap Growth Portfolio Class I	500,000,000 shares
Mid Cap Growth Portfolio Class II	500,000,000 shares
U.S. Mid Cap Value Portfolio Class I	500,000,000 shares
U.S. Mid Cap Value Portfolio Class II	500,000,000 shares
U.S. Real Estate Portfolio Class I	500,000,000 shares
U.S. Real Estate Portfolio Class II	500,000,000 shares
Global Value Equity Portfolio Class I	500,000,000 shares
Global Value Equity Portfolio Class II	500,000,000 shares
International Magnum Portfolio Class I	500,000,000 shares
International Magnum Portfolio Class II	500,000,000 shares
Emerging Markets Equity Portfolio Class I	500,000,000 shares
Emerging Markets Equity Portfolio Class II	500,000,000 shares
Asian Equity Portfolio Class I	500,000,000 shares
Asian Equity Portfolio Class II	500,000,000 shares

Technology Portfolio Class I	500,000,000 shares
Technology Portfolio Class II	500,000,000 shares
Targeted Duration Portfolio Class I	500,000,000 shares
Targeted Duration Portfolio Class II	500,000,000 shares
Investment Grade Fixed Income Portfolio Class I	500,000,000 shares
Investment Grade Fixed Income Portfolio Class II	500,000,000 shares
Capital Preservation Portfolio Class I	500,000,000 shares
Capital Preservation Portfolio Class II	500,000,000 shares
Global Franchise Portfolio Class I	500,000,000 shares
Global Franchise Portfolio Class II	500,000,000 shares
Equity and Income Portfolio Class I	500,000,000 shares
Equity and Income Portfolio Class II	500,000,000 shares
Small Company Growth Portfolio Class I	500,000,000 shares
Small Company Growth Portfolio Class II	500,000,000 shares
Global Real Estate Portfolio Class II	500,000,000 shares
International Growth Equity Portfolio Class II	500,000,000 shares
Total	26,000,000,000 shares

FIFTH: As of the Effective Time, after giving effect to the reverse stock split described in Article SECOND and the change in the par value per share of the authorized shares of High Yield Portfolio Class I Common Stock and High Yield Portfolio Class II Common Stock described in Article THIRD, the total number of shares of stock of all classes that the Corporation has authority to issue will continue to be twenty-six billion (26,000,000,000) shares of Common Stock designated and classified in the portfolios and classes described in Article FOURTH but by virtue of the change in the par value per share of the shares of the High Yield Portfolio Class I Common Stock and the High Yield Portfolio Class II Common Stock from $0.001 per share to $0.002 per share, the aggregate par value of the total number of shares of stock of all classes that the Corporation has authority to issue will be twenty-seven million dollars ($27,000,000).

FIFTH: The foregoing amendments to the Charter as set forth in these Articles of Amendment are for the purpose of effecting a reverse stock split that results in a combination of issued and outstanding shares of the High Yield Portfolio Class I Common Stock and a change in the par value per share of the authorized shares of High Yield Portfolio Class I Common Stock and High Yield Portfolio Class II Common Stock, as expressly authorized in Sections 2-309(e) and 2-605 of the MGCL to be made without action by the stockholders, and were approved by a majority of the entire Board of Directors of the Corporation, without action by the stockholders.

SIXTH: The amendments to the Charter as set forth in these Articles of Amendment do not increase the authorized stock of the Corporation.

SEVENTH: These Articles of Amendment shall be effective upon, and the Effective Time shall be, the later of             , 2006 or the time that the Department accepts these Articles of Amendment for record.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its President and attested to on its behalf by its Secretary on this      day of             , 2006.

THE UNIVERSAL INSTITUTIONAL FUNDS, INC.

By:	/s/ Ronald E. Robison
Ronald E. Robison
President

ATTEST:

/s/ Mary E. Mullin
Mary E. Mullin
Secretary

THE UNDERSIGNED, President of THE UNIVERSAL INSTITUTIONAL FUNDS, INC., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

/s/ Ronald E. Robison
Ronald E. Robison
President

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